Exhibit 10.19

SECURED CONVERTIBLE PROMISSORY NOTE

Principal Amount: $_____ (9% OID)	_______, 2012
Purchase Price: $_____

FOR VALUE RECEIVED, Cyclone Power Technologies, Inc. (the "Borrower"), hereby promises to pay to ________________ (the “Payee"), the principal sum of __________________________________ ($_____) Dollars on the Maturity Date.

1.           The principal amount of this Note and all accrued and unpaid interest shall be due and payable on the one year anniversary date of the issuance date above, unless earlier accelerated (the “Maturity Date”). Upon an Event of Default and after the Maturity Date, this Note shall accrue interest at the rate of 24% per annum or the maximum rate permissible by law, whichever is less.

2.           This Note has been issued in connection with a Securities Purchase Agreement (the “Agreement”), pursuant to which the Borrower and Payee have made certain representations and warranties and, is subject to the provisions of such Agreement, including that the maximum aggregate principal amount outstanding under all Notes issued by the Borrower secured by the Army Contract (defined below) pursuant to the several Agreements shall not exceed $545,000.

3.           The Borrower hereby grants to the Payee a security interest in the outstanding accounts receivables due to the Borrower under its contract with the U.S. Army (#W56HZV-11-C-0352) as described in Exhibit A hereto (the “Army Contract”). The Borrower shall repay within ten (10) business days principal and interest amount of the Note with proceeds from the paid invoices under the Army Contract; provided however, all Notes subscribed to under the Agreements shall be paid pro-rata and no more than 50% of such paid invoices shall be used for early repayment of the Notes.

4.           Upon the closing by the Borrower of an equity or debt financing during the time the Note is outstanding in which the Borrower receives gross cash proceeds of at least $500,000 (a “Qualified Financing”), the outstanding principal and interest of the Note will be repaid within three (3) business days after the Qualified Financing closes; provided however, no more that 10% of the gross proceeds from such Qualified Financing shall be applied to repayment of the Notes, pro-rata. In the event of a sale of the Borrower or sale, lease, transfer or assignment of all or substantially all of its assets, all outstanding principal and interest on the Note issued to such Payee will be repaid immediately prior to the completion of such sale of the Borrower and as a condition to closing of such transaction.  This Note is an unconditional payment obligation of the Company and is not conditional on receipt of revenues or funds from any contract or revenue source.

5.           The Payee shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower's Common Stock, $.0001 par value per share (“Common Stock”) as set forth below.

5.1.           Conversion into the Borrower's Common Stock.

(a)             The Payee shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and/or accrued interest, at the election of the Payee (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 5.1(b) hereof (the “Conversion Price”), determined as provided herein.  Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Payee within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

(b)             Subject to adjustment as provided in Section 5.1(c) hereof, the conversion price (“Conversion Price”) per share shall be $0.15, subject to adjustment as described herein.

(c)             The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 5.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.             Merger, Sale of Assets, etc.  If (A) the Borrower effects any merger or  consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which Payees of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower, or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental  Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.             Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.             Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D.             Share Issuance.   So long as this Note is outstanding, if the Borrower shall issue any Common Stock other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which Payees of such securities or debt are not at any time granted registration rights other than piggy back rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital which Payees of such securities or debt are not at any time granted registration rights other than piggy back rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans as such plans are constituted on the date hereof (iv) up to 5,000,000 shares per year issued to legitimate third party service providers and contractors, (v) securities issued pursuant to financing deals in place as of the date hereof, specifically the purchase of shares by GEM Global Yield Fund as announced in the Borrower’s Form 8-K filed with the SEC on July 11, 2012; and (vi) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the date hereof on the terms in effect on the date hereof (collectively, the foregoing (i) through (vi) are “Excepted Issuances”), prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option  and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.

(d)             Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly mail to the Payee a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(e)             During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

5.2             Method of Conversion.  This Note may be converted by the Payee in whole or in part as described in Section 2.1(a) hereof.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Payee, be issued by the Borrower to the Payee for the principal balance of this Note and interest which shall not have been converted or paid.

5.3.             Maximum Conversion.  The Payee shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Payee and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Payee and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Payee shall not be limited to aggregate conversions of 4.99%.  The Payee shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Payee determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Payee.  The Payee may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.

6.           If a minimum of six (6) months have passed (and Rule 144 is available for the shares) or the shares are otherwise registered for resale, and the Company’s common stock closes at a price of $.30 or higher for 10 consecutive trading days, then the Company may call a conversion of the Principal amount of the Notes. The unpaid, accrued interest (6%) shall be payable in cash at such time.

7.           Borrower represents and warrants that (a) this Note has been duly authorized, executed and delivered by Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; (b) no consent of any other party and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Borrower in connection with the execution, delivery or performance of this Note (other than any applicable Blue Sky or Form D filing); and (c) the execution, delivery and performance of this Note will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract or other instrument or to which the Borrower is a party or which purports to be binding upon the Borrower or upon any of its assets.

8.           Borrower further represents and warrants to Payee, as an inducement to incentivize Payee to purchase the Note, that Borrower has assessed the total consideration payable under this Note and the Agreement and related finders’ fee agreement, and Borrower has determined that the percentage rate being paid by it does not exceed the maximum amount permitted to be paid by law, or otherwise render the Note or Agreement unenforceable.

9.           The Borrower of this Note and all endorsers, sureties and guarantors hereby waives presentment for payment, demand, protest and notice of dishonor hereof.  Upon the occurrence of an Event of Default (as defined herein), the entire unpaid principal amount of this Note together with accrued interest shall immediately become due and payable, in addition to any penalty payments set forth above.  In the event of the occurrence of an Event of Default, the Borrower agrees to pay all costs of collection together with the legal expenses and reasonable attorneys' fees paid or incurred by the holder of this Note in its collection or enforcement.

10.           Each of the following events shall constitute an "Event of Default" as used herein:

(a)	The failure to make any payment of principal or interest of this Note, when due, by acceleration or for any other reason; or

(b)
The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Payee; or

(c)
Any material representation or warranty of the Borrower made herein, or in the Agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date hereof; or

(d)	Reservation Default. Failure by the Borrower to have reserved for issuance upon conversion of the Note the number of shares of Common Stock as required in the Agreement; or

(e)
Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or

(f)
Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, unless stayed vacated or satisfied within forty-five (45) days; or

(g)
Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower; or

(h)
Delisting.   Delisting of the Common Stock from any Principal Market; failure to comply with the requirements for continued listing on a Principal Market for a period of ten (10) consecutive trading days; or

(i)
Non-Payment.   A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty (20) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith.

11.           Upon an Event of Default not cured within 30 days the conversion price of the Note shall be reset to 75 % of the 10 day VWAP for the 10 trading days preceding such event of default.

12.           This Note, and the rights associated herewith, may be transferred or assigned by the Payee by delivery of written notice thereof to Borrower. The Borrower shall reissue this Note as and when requested by the Payee at any time prior to its maturity in accordance with those instructions.  The Borrower hereby extends all covenants and warranties it has made herein and in the Agreement to any third party assignees of this Note.

13.           The Borrower may prepay all or any part of this Note without penalty. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

14.           No failure or delay on the part of the holder of this Note in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall a single or partial exercise of any other right, power or privilege operate as a waiver.

15.            This Note is an unconditional obligation of the Borrower for the payment of money only and is, accordingly, fully enforceable, among other remedies in enforcement and collection, through action pursuant to CPLR 3213 or similar summary proceeding or summary judgment motion entered at any time during a action for enforcement of this Note. The Borrower hereby waives a jury trial.

16.           This Note is subject to the laws of the State of New York and Borrower hereby consents jurisdiction in the State and County of New York for any and all collection or enforcement matters, as more fully provided in the Agreement.

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This Note is hereby executed and delivered by Borrower as of the date first set forth above.

CYCLONE POWER TECHNOLOGIES, INC

By:_________________________________
     Christopher Nelson, President and GC

EXHIBIT “A”
COLLATERAL

All current and future accounts payable under Borrower’s contract with the US Army/TACOM (#W56HZV-11-C-0352), in the total remaining contract amount of $880,000, which is expected to be paid as follows:

Payment Scheduled to be Paid from Army	Estimated Approximate Date	Maximum Amount Available for Early Repayment
$251,441	1 November 2012	$125,720
$251,441	1 February 2013	$125,720
$251,441	1 May 2013	$125,720
$130,527	15 July 2013	$65,263

NOTICE OF CONVERSION

(To be executed by the Registered Payee in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note reissued by Cyclone Power Technologies, Inc. on August __, 2012 into Shares of Common Stock of Cyclone Power Technologies, Inc. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:_____________________________________________________________________________________________________________

Conversion Price:_______________________________________________________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of Cyclone Power Technologies, Inc
____________________________________________________________________________________________________________________________

Shares To Be Delivered:__________________________________________________________________________________________________________

Signature:_____________________________________________________________________________________________________________________

Print Name:___________________________________________________________________________________________________________________

Address:______________________________________________________________________________________________________________________

   _____________________________________________________________________________________________________________________